Exhibit 99.1

Greenlane Holdings Inc Announces $110 Million Private Placement to Initiate Berachain Cryptocurrency Treasury Strategy; Expected to Become One of the Largest Publicly Traded BERA Holders

●	First and only Berachain (“BERA”) digital asset treasury backed by the Berachain Foundation
●	Financing led by institutional and crypto-native investors including Polychain Capital with participation from several other prominent investors, including Blockchain.com, Kraken, North Rock Digital, CitizenX, dao5 and more.
●	Berachain is a Layer 1 blockchain pioneering Proof of Liquidity - a mechanism designed to accelerate the growth of onchain businesses, while capturing their value through the BERA token
●	The Company’s Berachain Treasury Strategy, BeraStrategy, will be led, upon completion of the Transaction, by Ben Isenberg, who will be appointed Chief Investment Officer, with Bruce Linton joining the board as Chairman and Billy Levy joining as Director.

BOCA RATON, FL – October 20, 2025 Greenlane Holdings, Inc. (“Greenlane” or the “Company”) (Nasdaq: GNLN) today announced the pricing and signing of a private investment in public equity (“PIPE”) transaction (“the Transaction”). The Transaction is being led by Polychain Capital with participation from a high-quality group of investors including Blockchain.com, Kraken, North Rock Digital, CitizenX, dao5 and more.

The Company intends to use the net proceeds of the Transaction to implement a digital asset treasury strategy, and acquire BERA, the native cryptocurrency of the Berachain blockchain. BERA will serve as the Company’s primary treasury reserve asset. BERA is the fee token of Berachain, the first Layer 1 blockchain powered by Proof of Liquidity to help businesses scale and power on-chain economies.

“I believe BERA’s key differentiation is its yield source - in contrast to historic PoS chains like Ethereum and Solana, BERA’s yield is fueled by the monetization of its block rewards. I think there’s untapped potential in Berachain’s institutional growth as a whole. The team has built, what I believe to be, one of the most recognizable brands amongst crypto natives to-date, which we believe can grow with exposure in traditional capital markets” said Ben Isenberg, incoming Chief Investment Officer, BeraStrategy.

“We’re excited to work with this talented and forward-thinking team on the development of its Treasury Strategy,” said Jonathan Ip, General Counsel, Berachain Foundation. “BeraStrategy represents a key step in Berachain’s broader engagement with capital markets and institutional participants. The team’s deep conviction in our ecosystem, combined with their experience across traditional finance, crypto markets, and retail communities, positions them perfectly to expand BERA’s reach and impact.”

Following closing, the Company’s management team is expected to add decades of experience across global capital markets and technology businesses, including from incoming director and Chairman Bruce Linton and incoming director Billy Levy . Billy Levy is a serial entrepreneur and capital markets executive with a history of building, scaling, and exiting companies across multiple industries, including co-founding Virgin Gaming in collaboration with Sir Richard Branson. Bruce Linton previously led Canopy Growth Corporation to a $15B market capitalization and has extensive experience in leading companies across communications and cleantech.

“We firmly believe that BERA is ushering in the next age of blockchain incentive structures. As a result, we believe it provides a compelling opportunity in the capital markets,” said Bruce Linton.

Transaction Overview

The Transaction consists of a $110 Million PIPE transaction for the purchase and sale of Greenlane’s Class A common stock, and/or pre-funded warrants to purchase shares of Class A common stock, at a purchase price of $3.84 per share and $3.83 per pre-funded warrant. Investors that intend to fund their purchase amount with locked and/or unlocked BERA in the offering will only be issued and sold pre-funded warrants. The PIPE is composed of approximately $50M of cash or cash equivalents, and approximately $60M of BERA tokens. The Transaction is expected to close on or about October 23, 2025, subject to the satisfaction of customary closing conditions.

Upon closing, the Company intends to use the net proceeds from the offering primarily to fund the acquisition of BERA through open market purchases and over-the-counter transactions for the establishment of the Company’s BERA treasury operations, as well as for working capital and general corporate purposes.

Trading & Next Steps

The Company’s common stock will continue to trade on the Nasdaq Capital Market (Nasdaq: GNLN) with the updated treasury strategy effective immediately following the closing of the Transaction. The Company will emphasize transparency and verification of holdings and strong engagement with the BERA ecosystem and community.

Greenlane will continue operating its distribution business. The company expects to provide regular updates, including on its BERA acquisitions, treasury performance and governance measures, as it looks to build the largest institutionally-managed BERA position in the public markets.

Advisors

Aegis Capital Corp., served as exclusive placement agent for the offering.

Kaufman & Canoles, P.C. is acting as counsel to Aegis Capital Corp. Sichenzia Ross Ference Carmel LLP is acting as counsel to the Company. Paul Hastings LLP is acting as counsel to Polychain Capital LP.

About Berachain

Berachain (BERA) is the first blockchain powered by Proof of Liquidity, designed to help businesses scale and provide sustainable on-chain economies. Proof of Liquidity provides BERA with a staking yield derived from the revenues or ownership of profitable, revenue-generating companies building on the network. Berachain has raised $150M from leading digital asset investors including Brevan Howard, Framework Ventures, Polychain Capital, Samsung Next, Laser Digital by Nomura, Goldentree Asset Management, SBI VC Trade and more.

About Polychain Capital LP

Polychain Capital, founded in 2016 by Olaf Carlson-Wee, is a premier investor in cryptocurrency protocols and companies. The highly crypto-native firm utilizes a hands-on, participatory approach towards investments with the goal to accelerate the global adoption of crypto.

About Greenlane Holdings, Inc.

Founded in 2005, Greenlane is a premier global platform for the development and distribution of premium smoking accessories, vape devices, and lifestyle products to thousands of producers, processors, specialty retailers, smoke shops, convenience stores, and retail consumers. We operate as a powerful family of brands, third-party brand accelerator, and an omnichannel distribution platform.

We proudly offer our own diverse brand portfolio and our exclusively licensed Marley Natural and K.Haring branded products. We also offer a carefully curated set of third-party products through our direct sales channels and our proprietary, owned and operated e-commerce platforms which include Vapor.com, PuffItUp.com, HigherStandards.com, Wholesale.Greenlane.com and MarleyNaturalShop.com.

Media

Contacts:

Greenlane Holdings, Inc.	Investor Contact:	IR@greenlane.com or TraDigital IR Kevin McGrath +1-646-418-7002 kevin@tradigitalir.com

Disclaimers:

The offer and sale of the foregoing securities is being made in a private placement in reliance on an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and applicable state securities laws. Accordingly, the securities offered in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock and the shares of common stock underlying the pre-funded warrants. Any offering of the Company’s common stock under the resale registration statement will only be made by means of a prospectus. The securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

The information provided in this press release is intended for informational purposes only and does not constitute investment advice, endorsement, analysis, or recommendations with respect to any financial instruments, investments, or issuers. Investment in cryptocurrency and decentralized finance (DeFi) projects involves substantial risk, including the risk of complete loss of investment. This press release does not take into account the investment objectives, financial situation, or specific needs of any particular person and each individual is urged to consult their legal and financial advisors before making any investment decisions.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and include, without limitation, statements regarding the potential for and amount of additional cash proceeds from warrant exercises, the anticipated closing date of the PIPE, use of proceeds from the announced PIPE, future announcements and priorities, expectations regarding management, market position, business strategies, future financial and operating performance, and other projections or statements of plans and objectives.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors—many of which are beyond the Company’s control—that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, the Company’s ability to execute its growth strategy; its ability to raise and deploy capital effectively; developments in technology and the competitive landscape; the market performance of BERA; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2025, and in other subsequent filings with the SEC. These filings are available at www.sec.gov. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.